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                                                                    EXHIBIT 23.1

Board of Directors
Elite Logistics, Inc.
Freeport, Texas



                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our audit report dated August 23, 2000, on the financial statements of Elite Logistics, Inc. as of May 31, 2000, for the filing with and attachment to the Form 10-KSB for the year ending May 31, 2001.



/s/  Williams & Webster, P.S.
-----------------------------
     Williams & Webster, P.S.

     Spokane, Washington
     August 24, 2001